Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 117 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Conservative Income Municipal Bond Fund of our report dated February 18, 2014; Fidelity Limited Term Municipal Income Fund and Fidelity Michigan Municipal Income Fund of our reports dated February 14, 2014; Fidelity Minnesota Municipal Income Fund of our report dated February 7, 2014; Fidelity Ohio Municipal Income Fund of our report dated February 10, 2014; Fidelity Municipal Income Fund of our report dated February 11, 2014; and Fidelity Pennsylvania Municipal Income Fund of our report dated February 14, 2014 relating to the financial statements and financial highlights included in the December 31, 2013 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts February 24, 2014